THE PRIMARY TREND FUND, INC.

                        THE PRIMARY INCOME FUNDS, INC.,
                                      and
                     ARNOLD INVESTMENT COUNSEL INCORPORATED
                                 Code of Ethics

                    Amended effective as of January 11, 2005
I.   DEFINITIONS
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    A.    "Access person" means any director, officer or advisory person of  the
          Fund or of the Adviser.

    B.    "Act" means the Investment Company Act of 1940, as amended.

    C.    "Adviser" means Arnold Investment Counsel Incorporated.

    D. "Advisory person" means: (i) any employee of the Fund or Adviser or of any company in a control relationship to the Fund or Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

    E. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

    F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes as such Act and the rules and regulations promulgated thereunder.

    G. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

    H. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include:

               (i)   Direct obligations of the Government of the United States;

               (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

               (iii) Shares issued by open-end registered investment companies.

    I. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and the rules and regulations promulgated thereunder.

    J. "Fund" means The Primary Trend Fund, Inc., The Primary Income Funds, Inc. or any series of The Primary Income Funds, Inc.

    K. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

    L. "Investment personnel" means: (i) any employee of the Fund or Adviser or of any company in a control relationship to the Fund or Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

    M. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

    N. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

    O. "Reportable Security includes Covered Securities and shares of the Fund.

    P. "Supervised Person" means any director, officer or employee of the Adviser.

II. APPROVAL OF CODE OF ETHICS
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    A.    The Board  of Directors  of  the Fund,  including  a majority  of  the
          Disinterested directors, shall approve this Code of Ethics and any material changes thereto. Prior to approving this Code of Ethics and any material changes thereto, the Board of Directors must determine that this Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b) of the Act and shall receive a certification from the Adviser that it has adopted such procedures as are reasonably necessary to prevent access persons of the Adviser from violating this Code of Ethics.

    B. No less frequently than annually, the officers of the Fund and the officers of the Adviser shall furnish a report to the Board of Directors of the Fund:

          1. Describing issues arising under the Code of Ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics and sanctions imposed in response to such material violations. Such report shall also include a list of access persons under the Code of Ethics.

          2. Certifying that the Fund and Adviser have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

    C. This Code of Ethics, the certifications required by Sections II.A. and II.B.(2), and the reports required by Section II.B.(1) shall be
          maintained by  the  Fund's Administrator.    The reports  required  by
          Section V shall be maintained by the Fund's President or designee.

III. EXEMPTED TRANSACTIONS
     ---------------------

The prohibitions of Section IV of this Code of Ethics shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund; provided, however, that the prohibitions of Section IV.B. of this Code of Ethics shall apply to such purchases and sales.

          (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --- ----
               the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales which receive the prior approval of the Board of Directors of the Fund because they are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

IV. PROHIBITED PURCHASES AND SALES
    ------------------------------

    A. Except in a transaction exempted by Section III of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

    B. Except in a transaction exempted by Section III of this Code of Ethics, Investment Personnel (other than the Fund's President) must obtain approval from the Fund's President before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. The Fund's President must obtain approval from a majority of the Disinterested directors before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. Prior approval shall not be given if the Fund's President or the Disinterested directors, as applicable, believe(s) that the investment opportunity should be reserved for the Fund or is being offered to the individual by reason of his or her position with the Fund.

V.  REPORTING
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    A.    Except as  provided in  Section V.B.  of this  Code of  Ethics,  every access person shall report  to the Fund  the information described  in
          Section V.C., Section V.D. and Section V.E. of this Code of Ethics. All reports shall be filed with the Fund's President or designee.

    B.    1.   A Disinterested  director of  the Fund  need  not make  a  report pursuant to Section V.C. and V.E. of this Code of Ethics and need only report  a  transaction in  a  Covered Security  pursuant  to
               Section V.D.  of  this  Code  of  Ethics  if  such  Disinterested director, at  the  time of  such  transaction, knew  or,  in  the ordinary course of fulfilling his  official duties as a  director of the Fund,  should have known  that, during  the 15-day  period
               immediately  preceding  the  date  of  the  transaction  by   the
               director, such Covered Security was purchased or sold by the Fund or was being considered by the  Fund or the Adviser for  purchase
               or sale by the Fund.   A Disinterested director of the Fund  need
               not report transactions in shares of the Fund pursuant to Section
               V.D. of this Code of Ethics.

          2. An access person need not make a report with respect to transactions effected for, and Reportable Securities held in, any account over which the person has no direct or indirect influence or control, or with respect to transactions effected pursuant to an automatic investment plan.

          3. An access person need not make a quarterly transaction report pursuant to Section V.D. of this Code of Ethics if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund's President with respect to the access person in the time period required by Section V.D., provided that all of the information required by Section V.D. is contained in the broker trade confirmations or account statements or in the records of the Fund.

    C. Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information (all of which information must be current as of a date no more than 45 days prior to the date the report was submitted):

          1. The title, number of shares and principal amount of each Reportable Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

    D. Every access person shall, no later than thirty (30) days after the end of a calendar quarter, file a quarterly transaction report containing the following information:

          1.   With  respect  to  any  transaction  during  the  quarter  in   a
               Reportable Security in which the access person had any direct or indirect beneficial ownership:

               (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c)  The  price  of   the  Reportable  Security   at  which   the
                    transaction was effected;

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

               (e)  The date that the report is submitted by the access person.

          2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

               (a) The name of the broker, dealer or bank with whom the access person established the account;

               (b)  The date the account was established; and

               (c)  The date that the report is submitted by the access person.

    E. Every access person shall, no later than February 14 each year, file an annual holdings report containing the following information as of the preceding December 31:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

          2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

    F. Any report filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

    G. The Fund's President or designee shall review all reports filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics. The Fund's President or designee shall identify all access persons who are required to file reports pursuant to this Section V of this Code of Ethics and must inform such access persons of their reporting obligation.

VI. STANDARDS OF BUSINESS CONDUCT AND RELATED MATTERS
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    A.    All Supervised Persons must  act in an honest  and ethical manner  and comply with all  applicable laws,  rules and  regulations of  federal,
          state and  local  governments.      Consistent  with  their  fiduciary
          responsibilities to the clients of the Adviser, including the Fund, all Supervised Persons must place the interests of such clients before their own personal interests.

    B. All Supervised Persons must report any violations of this Code of Ethics to the Adviser's Chief Compliance Officer.

    C. The Adviser's Chief Compliance Officer must provide each Supervised Person with a copy of this Code of Ethics and any amendments and receive from each Supervised Person an acknowledgement of receipt of this Code of Ethics.

VII.  SANCTIONS
      ---------

Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund or the Adviser, as applicable, may impose such sanctions as it deems appropriate.